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                                                                     EXHIBIT 5.2


[PRICEWATERHOUSECOOPERS LOGO]
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                                                  PRICEWATERHOUSECOOPERS LLP
                                                  CHARTERED ACCOUNTANTS
                                                  111 5th Avenue SW, Suite 3100
                                                  Calgary, Alberta
                                                  Canada T2P 5L3
                                                  Telephone +1 (403) 509 7500
                                                  Facsimile +1 (403) 781 1825






                      CONSENT OF INDEPENDANT ACCOUNTANTS

We hereby consent to the use in this Registration Statement on Form F-10 of Paramount Resources Ltd. of our reports dated April 2, 2004 on the schedules of revenues, royalties and operating expenses of the Fort Liard and Kaybob Properties of Chevron Canada Resources for the year ended December 31, 2003. We also consent to the reference to us under the heading "Experts" in such Registration Statement.



/s/ PricewaterhouseCoopers LLP
Chartered Accountants
Calgary, Alberta
June 8, 2004








PricewaterhouseCoopers refers to the Canadian firm of PricewaterhouseCoopers LLP and the other member firms of PricewaterhouseCoopers International Limited, each of which is a separate and independent legal entity.